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                                                                    EXHIBIT 23.7





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related Prospectus of Harbinger Corporation for the registration of 300,000 shares of its common stock and to the incorporation therein of our report dated April 28, 1995, with respect to the statement of operations of EDI (formerly a business of Texas Instruments, Incorporated) for the year ended December 31, 1994 included in Harbinger Corporation's registration statement (Form S-1, No. 33-93804) filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP





Atlanta, Georgia
June 26, 1997